SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2002

IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana (State or Other Jurisdiction of Incorporation)	0-25756 (Commission File Number)	72-1280718 (I.R.S. Employer Identification No.)

1101 East Admiral Doyle Drive, New Iberia, Louisiana 70560

(Address of Principal Executive Offices)

(337) 365-2361

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events

On December 17, 2002, the Registrant announced the declaration of a quarterly cash dividend of $0.20 per share, payable on January 17, 2003 to shareholders of record on December 27, 2002.

The Registrant also announced the sale of real estate owned in New Orleans, Louisiana. The property, which represented one of the Registrant’s larger nonperforming assets, was sold at a minimal loss.

The Registrant’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1    Press Release dated December 17, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IBERIABANK CORPORATION

DATE: December 17, 2002	By: /s/ Daryl G. Byrd Daryl G. Byrd President and Chief Executive Officer